Exhibit 32.12

SECTION 1350 CERTIFICATION
OF PRINCIPAL FINANCIAL OFFICER OF
CENTRAL ILLINOIS LIGHT COMPANY
(required by Section 906 of the
Sarbanes-Oxley Act of 2002)

In connection with the report on Form 10-Q for the quarterly period ended September 30, 2004 of Central Illinois Light Company (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the "Form 10-Q"), I, Warner L. Baxter, chief financial officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 9, 2004

/s/ Warner L. Baxter
Warner L. Baxter
Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)